Exhibit 32


Certifications of Chief Executive and Chief Financial Officer of
Earth Sciences, Inc. Pursuant to 18 U.S.C. Section 1350


I, Mark H. McKinnies, certify that:

In connection with the Quarterly Report on Form 10-QSB for the period ended September 30, 2003 of Earth Sciences, Inc. (the "Company) as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark
H. McKinnies, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to the Sarbanes-Oxley Act of 2002, that:

1)	the Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

2)	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 11, 2003                 /s/ Mark H. McKinnies
                                         ----------------------
                                            Mark H. McKinnies
                                   President and Chief Financial Officer